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                                                                   Exhibit 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                         GENERAL ROOFING SERVICES, INC.



                                    ARTICLE I

                                      NAME
                                      ----

         The name of this Corporation is General Roofing Services, Inc. (hereinafter called the "Corporation"). The address of the principal office and the mailing address of the Corporation is 951 South Andrews Avenue, Pompano Beach, Florida 33069.

                                   ARTICLE II

                               NATURE OF BUSINESS
                               ------------------

         This Corporation is being formed for the following purposes:

         A. To engage in any and all lawful business or activity permitted under the laws of the United States and the State of Florida.

         B. To generally have and exercise all powers, rights and privileges necessary and incident to carrying out properly the objects herein mentioned.

         C. To do anything and everything necessary, suitable, convenient or proper for the accomplishment of any of the purposes or the attainment of any or all of the objects hereinbefore enumerated or incidental to the purposes and powers of this Corporation or which at any time appear conductive thereto or expedient.

                                   ARTICLE III

                                  CAPITAL STOCK
                                  -------------

         The aggregate number of shares of all classes of capital stock which this Corporation shall have authority to issue is 100,000,000 shares, consisting of (i) 90,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"), and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"). The designations and the preferences, limitations and relative rights of the Preferred Stock and the Common Stock of the Corporation are as follows:

         A.       PROVISIONS RELATING TO THE PREFERRED STOCK

                  1. The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences and rights, and qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issuance of such class or series adopted by the Board of Directors of the Corporation (the "Board") as hereinafter prescribed.



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                  2. Authority is hereby expressly granted to and vested in the
Board to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, to determine and take necessary proceedings fully to effect the issuance and redemption of any such Preferred Stock, and, with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

                  (a) whether or not the class or series is to have voting rights, full or limited, or is to be without voting rights;

                  (b) the number of shares to constitute the class or series and the designations thereof;

                  (c) the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

                  (d) whether or not the shares of any class or series shall be redeemable, and, if redeemable, the redemption price or prices, the time or times at which and the terms and conditions upon which such shares shall be redeemable and the manner of redemption;

                  (e) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds are established, the annual amount thereof and the terms and provisions relative to the operation thereof;

                  (f) the dividend rate, whether dividends are payable in cash, stock of the Corporation or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of the dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and, if cumulative, the date or dates from which such dividends shall accumulate;

                  (g) the preferences, if any, and the amounts thereof which the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

                  (h) whether or not the shares of any class or series shall be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

                  (i) such other special rights and protective provisions with respect to any class or series as the Board may deem advisable.

         The shares of each class or series of the Preferred Stock may vary from the shares of any other series thereof in any or all of the foregoing respects. The Board may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such class or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

         B. PROVISIONS RELATING TO THE COMMON STOCK. The Common Stock shall be subject to the express terms of the Preferred Stock and any class or series thereof.




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                  1. Except as otherwise required by law or as may be provided by the resolutions of the Board authorizing the issuance of any class or series of Preferred Stock, as hereinabove provided, all rights to vote and all voting power shall be vested exclusively in the holders of the Common Stock.

                  2. Subject to the rights of the holders of the Preferred Stock, the holders of the Common Stock shall be entitled to receive when, as and if declared by the Board, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

                  3. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock shall have been paid in full the amounts to which they shall be entitled (if any) or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation, if any, shall be divided among and paid ratably to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of the Preferred Stock.

         C.       GENERAL PROVISIONS

                  1. Except as may be provided by the resolutions of the Board authorizing the issuance of any class or series of Preferred Stock, as hereinabove provided, cumulative voting by any shareholder is hereby expressly denied.

                  2. No shareholder of the Corporation shall have, by reason of its holding shares of any class or series of stock of the Corporation, any preemptive or preferential rights to purchase or subscribe for any other shares of any class or series of the Corporation now or hereafter to be authorized, and any other equity securities, or any notes, debentures, warrants, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares, or such notes, debentures, bonds or other securities would adversely affect the dividend, voting or other rights of such shareholder.

                                   ARTICLE IV

                                TERM OF EXISTENCE
                                -----------------

         This Corporation shall have perpetual existence unless sooner dissolved in accordance with the laws of the State of Florida.

                                    ARTICLE V

                       INITIAL REGISTERED OFFICE AND AGENT
                       -----------------------------------

         The street address of the initial registered office of the Corporation is 1201 Hays Street, Tallahassee, Florida 32301, and the name of the initial registered agent of this Corporation at that address is Corporation Service Company.

                                   ARTICLE VI

                                    DIRECTORS
                                    ---------

         A.       NUMBER AND TERM OF DIRECTORS

      The Corporation's Board shall consist of not less than three directors, with the exact number to be fixed from time to time by resolution of the Board. The number of directors may be decreased at any time and






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from time to time by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

         B.       DIRECTOR VACANCIES; REMOVAL

         Whenever any vacancy on the Corporation's Board shall occur due to death, resignation, retirement, disqualification, removal, increase in the number of directors, or otherwise, only a majority of directors in office, although less than a quorum of the entire Board, may fill the vacancy or vacancies for the balance of the unexpired term or terms, at which time a successor or successors shall be duly elected by the shareholders of the Corporation and qualified. Shareholders of the Corporation shall not, and shall have no power to, fill any vacancy on the Board. Shareholders of the Corporation may remove a director from office prior to the expiration of his or her term, with or without cause by an affirmative vote of at least a majority of the combined voting power of the outstanding shares of capital stock of the Corporation entitled to vote for the election of directors, voting together as a single class.

         C.       SHAREHOLDER NOMINATIONS OF DIRECTOR CANDIDATES

                  Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board at an annual or special meeting of shareholders may be made by or at the direction of the Board by any nominating committee or person appointed by the Board or by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article VI, Paragraph C, provided, however, that nominations of persons for election to the Board at a special meeting may be made only if the election of directors is one of the purposes described in the special meeting notice required by Section
607.0705 of the Florida Business Corporation Act. Nominations of persons for election at annual meetings, other than nominations made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than one hundred twenty (120) days nor more than one hundred eighty (180) days prior to the first anniversary of the date of the Corporation's notice of annual meeting provided with respect to the previous year's annual meeting; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting has been changed to be more than thirty (30) calendar days earlier than or sixty (60) calendar days after such anniversary, such notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the date on which notice of the date of the annual meeting is given to shareholders or made public, whichever first occurs. Such shareholder's notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the proposed nominee, (ii) the principal occupation or employment of the proposed nominee, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the proposed nominee, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice, (i) the name and record address of the shareholder, and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.


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                                   ARTICLE VII

                              SHAREHOLDER MEETINGS
                              --------------------

         A.       CALL OF SPECIAL SHAREHOLDERS MEETING

                  Except as otherwise required by law, special meetings of shareholders of the Corporation may be called only by the Chairman of the Board or the Chief Executive Officer of the Corporation or by the Board pursuant to a resolution approved by a majority of the entire Board. Only business within the purpose or purposes described in the special meeting notice required by Section
607.0705 of the Florida Business Corporation Act may be conducted at a special shareholders' meeting.

         B.       ADVANCE NOTICE OF SHAREHOLDER PROPOSED BUSINESS FOR
                  ANNUAL MEETING

                  At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than one hundred twenty (120) days nor more than one hundred eighty (180) days prior to the first anniversary of the date of the Corporation's notice of annual meeting provided with respect to the previous year's annual meeting; provided, however, that if no annual meeting was held in the previous year or the date of the annual meeting has been changed to be more than thirty (30) calendar days earlier than or sixty (60) calendar days after such anniversary, such notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the date on which notice of the date of the annual meeting is given to shareholders or made public, whichever first occurs. Such shareholder's notice to the Secretary of the Corporation shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the requirements of this Article VII, Paragraph B, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Article VII, Paragraph B; provided, however, that nothing in this Article VII, Paragraph B shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting in accordance with said procedure.

                                  ARTICLE VIII

                                 INDEMNIFICATION
                                 ---------------

         This Corporation shall indemnify any and all of its directors, officers, employees or agents or former directors, officers, employees or agents or any person or persons who may have served at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in which it owns shares of capital stock or of which it is a creditor, to the full extent permitted by law in existence now or hereafter. Said indemnification shall include, but not be limited to, the expenses, including







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the cost of any judgments, fines, settlements and counsel's fees, actually and necessarily paid or incurred in connection with any action, suit or proceedings, whether civil, criminal, administrative or investigative, and any appeals thereof, to which any such person or his legal representative may be made a party or may be threatened to be made a party, by reason of his being or having been a director, officer, employee or agent as herein provided. The foregoing right of indemnification shall not be exclusive of any other rights to which any director, officer, employee or agent may be entitled as a matter of law or which he may be lawfully granted.

                                   ARTICLE IX

                                  INCORPORATOR
                                  ------------

         The name and address of the person signing these Articles of Incorporation is:

                         Michael H. Hoffman
                         Baker & McKenzie
                         701 Brickell Avenue, Suite 1600
                         Miami, Florida  33131

         IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation on this 7th day of May, 1998.

                                            /s/ Michael H. Hoffman
                                            --------------------------------
                                            Michael H. Hoffman


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                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                         GENERAL ROOFING SERVICES, INC.

         Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act, the undersigned Florida profit corporation adopts the following Articles of Amendment to its Articles of Incorporation:

               1. The name of the corporation is General Roofing Services, Inc. (the "Corporation").

               2. In order to create three classes of the Corporation's Board of Directors (the "Board"), Article VI of the Articles of Incorporation of the Corporation is hereby amended by adding the following subsection D. to Article
VI:

                                   "ARTICLE VI
                                    DIRECTORS

                  D.   CLASSIFICATION OF DIRECTORS.

                  The Board shall be divided into three classes as nearly equal in number as possible, hereby designated as Class I, Class II and Class
         III. The term of office of the initial Class I directors shall expire at the 1999 annual meeting of the shareholders of the Corporation, the term of office of the initial Class II directors shall expire at the 2000 annual meeting of the shareholders of the Corporation and the term of office of the initial Class III directors shall expire at the 2001 annual meeting of the shareholders of the Corporation. For the purposes hereof, the initial Class I, Class II and Class III directors shall be those directors elected at the 1998 annual meeting of the shareholders of the Corporation and designated as members of such Class. At each annual meeting of the shareholders of the Corporation after the 1998 annual meeting, directors to replace those of a Class whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting and until their respective successors shall have been duly elected and shall qualify. If the number of directors is hereafter increased, the directors then in office shall select the class or classes to which the newly created directorships shall be assigned so as to make all classes as nearly equal in number as possible."

               3. This Amendment to the Articles of Incorporation of the Corporation shall be effective at the time of filing with the Secretary of State of the State of Florida.

               4. This Amendment to the Articles of Incorporation of the Corporation was unanimously adopted and approved by the Board of Directors and shareholders of the Corporation on July 30, 1998, and the number of votes cast by the shareholders of the Corporation for the Amendment to the Articles of Incorporation of the Corporation was sufficient for such approval.

               IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment this 30th day of July, 1998.

                               GENERAL ROOFING SERVICES, INC.


                               By:   /s/ Gregg E. Wallick
                                  -----------------------
                                  Gregg E. Wallick
                                  President and Chief Executive Officer